UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 19, 2020

IAC/INTERACTIVECORP

(Exact name of registrant as specified in charter)

Delaware	0-20570	59-2712887
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

555 West 18th Street, New York, NY	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 314-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	IAC	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Indenture

On May 19, 2020, Match Group, Inc. (“Match Group”), a majority-owned, publicly traded subsidiary of IAC/InterActiveCorp (the “Company”), entered into an indenture, between Match Group and Computershare Trust Company, N.A., as trustee (the “Indenture”), in connection with the issuance of $500 million aggregate principal amount of 4.625% senior notes due 2028 (the “Notes”) by way of a private offering of the Notes by Match Group.

The information set forth under Item 2.03 is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On May 19, 2020, Match Group satisfied and discharged its obligations under the indenture, dated as of June 1, 2016, between Match Group, as issuer, and Computershare Trust Company, N.A., as trustee (the “Trustee”), by irrevocably depositing with the Trustee funds sufficient to redeem in full the $400 million aggregate principal amount of its 6.375% Senior Notes due 2024 on June 11, 2020.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Issuance of Notes

On May 19, 2020, Match Group issued $500 million in aggregate principal amount of Notes, with gross proceeds from the offering of approximately $500 million. The proceeds from the issuance of the Notes were used to redeem its outstanding 6.375% senior notes due 2024 and for general corporate purposes.

The Notes accrue interest at a rate of 4.625% per year from the date of issuance, until maturity or earlier redemption. Interest on the Notes is payable on June 1 and December 1 of each year, commencing on December 1, 2020. The Notes mature on June 1, 2028.

At any time prior to June 1, 2023, Match Group has the option to redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest, if any, to the date of redemption and a “make-whole premium.” The Notes are redeemable at Match Group’s option, in whole or in part, at any time on or after June 1, 2023, at specified redemption prices, together with accrued and unpaid interest, if any, to the date of redemption. In addition, at any time prior to June 1, 2023, Match Group may redeem up to 40% of the aggregate principal amount of the Notes with the proceeds of certain equity offerings at a redemption price equal to 104.625% of the principal amount of the Notes, together with accrued and unpaid interest, if any, to the date of redemption. Under the terms of the Notes, certain change of control triggering events will require Match Group to make an offer to purchase the Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the purchase date.

The Notes are general unsubordinated unsecured obligations of Match Group, rank senior in right of payment to all of Match Group’s existing and future obligations that are, by their terms, expressly subordinated in right of payment to the Notes, rank equally in right of payment with all of Match Group’s existing and future obligations that are not so subordinated, including (i) any indebtedness outstanding under that certain credit agreement, dated as of October 7, 2015, as amended and restated on November 16, 2015, as amended December 16, 2015, as amended December 8, 2016, as amended August 14, 2017, as amended December 7, 2018, and as amended February 13, 2020, among Match Group, as borrower, the lenders party thereto, J.P. Morgan Chase Bank, N.A., as administrative agent, and the other parties thereto, to the extent of the value of the assets securing such debt, (ii) Match Group’s existing senior notes due 2027, (iii) Match Group’s existing senior notes due 2029 and (iv) Match Group’s existing senior notes due 2030. The Notes will be structurally subordinated to all existing and future obligations, including indebtedness, of Match Group’s non-guarantor subsidiaries, including their guarantees of Match Group’s credit facilities. The Notes will be effectively subordinated to Match Group’s secured indebtedness and the secured indebtedness of any of Match Group’s subsidiaries that guarantee the Notes in the future, in each case to the extent of the value of the assets securing such indebtedness, including Match Group’s credit facilities.

The Indenture contains certain covenants that restrict the ability of Match Group and its restricted subsidiaries to, among other things: (i) create liens on certain assets and (ii) consolidate, merge, sell or otherwise dispose of all or substantially all of Match Group’s assets. At any time when the Notes are rated investment grade by both Moody’s and Standard & Poor’s and no default or event of default (both as defined in the Indenture) has occurred and is continuing under the Indenture, Match Group and its subsidiaries will not be subject to the covenant requiring future note guarantors.

If an event of default (as defined in the Indenture) occurs and is continuing (other than specified events of bankruptcy or insolvency with respect to Match Group or a significant subsidiary), the trustee under the Indenture or the holders of at least 25% in principal amount of the outstanding Notes have the ability to declare all the outstanding Notes to be due and payable immediately. If an event of default relating to specified events of bankruptcy or insolvency with respect to Match Group occurs, all of the outstanding Notes become immediately due and payable without any declaration or other act on the part of the trustee under the Indenture or any holders of the Notes.

The foregoing summary of the Indenture is qualified in its entirety by reference to the Indenture, which was filed as Exhibit 4.1 to Match Group’s Current Report on Form 8-K, filed on May 20, 2020, and is incorporated into this Current Report on Form 8-K by reference.

Item 8.01 Other Events.

The offering memorandum used in connection with the offering of the Notes included the language below as part of a discussion of the impacts from the current global pandemic on Match Group’s business. This language was taken from statements included in Match Group’s Form 10-Q for the quarter ended March 31, 2020 and in its letter to shareholders dated May 5, 2020.

While user engagement metrics have improved, we have also experienced a decline in new users and paying subscribers during the pandemic. This impact varies geographically depending on the level of impact of COVID-19 in the region and is also more pronounced among users over the age of 30. On Tinder, this led to first-time subscriber declines sequentially from February to March before stabilizing in April, though first-time subscribers were up meaningfully year-over year in each month.

Financially, Match Group is well positioned with a reliable source of revenue from recurring subscriptions and a strong balance sheet. Moreover, nearly two-thirds of our expense base is variable in nature, providing significant flexibility. The key components of our variable costs are marketing spend and cost of revenue, which includes primarily IAP fees and credit card transaction fees that scale directly with revenue.

Cautionary Statement Regarding Forward-Looking Information

This Current Report on Form 8-K may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as “anticipates,” “estimates,” “expects,” “plans” and “believes,” among others, generally identify forward-looking statements. These forward-looking statements include, among others, statements relating to Match Group’s future financial performance and business prospects. These forward-looking statements are based on Company management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons. Among the factors that could cause actual results to differ from those reflected in forward-looking statements include, without limitation, the risks and uncertainties described in the Company’s filings with the U.S. Securities and Exchange Commission. Other unknown or unpredictable factors that could also adversely affect the Company’s business, financial condition and results of operations may arise from time to time. In light of these risks and uncertainties, these forward-looking statements may not prove to be accurate. Accordingly, you should not place undue reliance on these forward-looking statements, which only reflect the views of the Company’s management as of the date of this Current Report on Form 8-K. The Company does not undertake to update these forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1

Indenture, dated as of May 19, 2020, between Match Group, Inc. and Computershare Trust Company, N.A., as trustee. (incorporated by reference herein by reference to Exhibit 4.1 to Match Group’s Current Report on Form 8-K, filed on May 20, 2020)

104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IAC/InterActiveCorp

	By:	/s/ Gregg Winiarski
	Name:	Gregg Winiarski
	Title:	Executive Vice President,
General Counsel & Secretary

Date: May 21, 2020